EXHIBIT 10.1
Execution Version
FOURTEENTH AMENDMENT TO CREDIT AGREEMENT
This Fourteenth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 1st day of June, 2020, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);
WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to the Borrower;
The parties desire to enter into this Amendment to (a) reduce the Borrowing Base from $300,000,000 to $225,000,000 and (b) make certain other amendments and modifications, in each case upon the terms and conditions set forth herein and in each case to be effective as of the Fourteenth Amendment Effective Date (as defined below).
WHEREAS, the Administrative Agent, the Borrower and the Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the hereto hereby agree as follows:
SECTION 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto except as included on Exhibit A hereto) is hereby amended effective as of the Fourteenth Amendment Effective Date by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
SECTION 2.Redetermination of Borrowing Base. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby agree that for the period from and including

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the Fourteenth Amendment Effective Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(e), Section 2.08(f) or Section 9.11(d) of the Credit Agreement, whichever occurs first, the amount of the Borrowing Base shall be reduced from $300,000,000 to $225,000,000, which redetermination of the Borrowing Base shall constitute the May 1, 2020 Scheduled Redetermination of the Borrowing Base. This Section 2 constitutes the New Borrowing Base Notice for the May 1, 2020 Scheduled Redetermination of the Borrowing Base.
SECTION 3.Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Fourteenth Amendment Effective Date”):
a.Counterparts. Administrative Agent shall have received from the Lenders constituting at least the Required Lenders, the Parent, the Borrower and Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.
b.Fees and Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders all fees required to be paid by the Borrower, including pursuant to that certain Fee Letter dated on or about the date hereof between the Parent and the Administrative Agent (the “Fourteenth Amendment Fee Letter”), and all expenses required to be paid by the Borrower under Section 12.03 of the Credit Agreement (other than fees of counsel to the Administrative Agent).
c.Representations and Warranties. Each representation and warranty of the Parent and the Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.
SECTION 4.Representations and Warranties of the Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to Lenders and Administrative Agent as follows:
a.Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Credit Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.
b.Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on
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the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.
c.Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by such Credit Party of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, such Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon such Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made such Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Loan Documents).
d.Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
e.Acknowledgment of No Defenses. Such Credit Party acknowledges that it has no defense to such Credit Party’s obligation to pay the Obligations when due, or the validity, enforceability or binding effect against such Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.
SECTION 5.Miscellaneous.
a.Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.
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b.Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
c.Counterparts. This Amendment may be executed in counterparts, including, without limitation, by an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”), and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party, the Administrative Agent and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Fourteenth Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
d.Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
e.Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
f.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature pages to follow]

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BORROWER:  gran tierra energy international  holdings ltd.
By: /s/ Manuel Buitrago
Name: Manuel Buitrago
Title: President

PARENT:  GRAN TIERRA ENERGY INC.
By: /s/ Ryan Ellson
Name: Ryan Ellson
Title: Executive Vice President & Chief Financial Officer

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ADMINISTRATIVE AGENT:  THE BANK OF NOVA SCOTIA,
By: /s/ Daniel M. Gracian
Name: Daniel M. Gracian
Title: Director, International Banking

By: /s/ Ana C. Espinoza
Name: Ana C. Espinoza
Title: Director, International Banking

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

LENDERS: THE BANK OF NOVA SCOTIA, as a Lender
By: /s/ Daniel M. Gracian
Name: Daniel M. Gracian
Title: Director, International Banking

By: /s/ Ana C. Espinoza
Name: Ana C. Espinoza
Title: Director, International Banking

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

        SOCIÉTÉ GÉNÉRALE,
as a Lender

By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

HSBC BANK CANADA,
as a Lender

By: /s/ Dennis Dasilva
Name: Dennis Dasilva
Title: Senior Relationship Manager

By: /s/ Bruce Robinson
Name: Bruce Robinson
Title: Vice President

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

EXPORT DEVELOPMENT CANADA,
as a Lender

By: /s/ Ashley Glen
Name: Ashley Glen
Title: Project Finance Manager

By: /s/ James Babbitt
Name: James Babbitt
Title: Principal
Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Maria Hushovd
Name: Maria Hushovd
Title: Authorized Signatory

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By: /s/ Ryan Shea
Name: Ryan Shea
Title: Director

By: /s/ Adam Fellows
Name: Adam Fellows
Title: Executive Director

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Signature Page – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Each of the undersigned Guarantors (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents and Security Instruments to which it is a party (including, without limitation, the Guaranty Agreement, dated as of September 18, 2015, each as amended, modified or supplemented) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:
GRAN TIERRA ENERGY INC.

By: /s/ Ryan Ellson
Name: Ryan Ellson
Title:  Executive Vice President & Chief Financial Officer

GRAN TIERRA ENERGY COLOMBIA, LLC

By: /s/ Manuel Buitrango
Name: Manuel Buitrango
Title:  President

GRAN TIERRA RESOURCES LIMITED

By: /s/ Ryan Ellson
Name: Ryan Ellson
Title:  Chief Financial Officer

GRAN TIERRA ENERGY CAYMAN ISLANDS INC.

By: /s/ Manuel Buitrango
Name: Manuel Buitrango
Title:  President

PETROLIFERA PETROLEUM (COLOMBIA) LIMITED

By: /s/ Manuel Buitrango
Name: Manuel Buitrango
Signature Page to Guarantor Reaffirmation – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Title:  President

GRAN TIERRA COLOMBIA INC.

By: /s/ Manuel Buitrango
Name: Manuel Buitrango
Title:  President

GRAN TIERRA ENERGY RESOURCES INC.

By: /s/ Manuel Buitrango
Name: Manuel Buitrango
Title:  President

Signature Page to Guarantor Reaffirmation – Fourteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Exhibit A

Annex I

Annex I

EXHIBIT A TO FOURTEENTH AMENDMENT

CREDIT AGREEMENT

Dated as of September 18, 2015 among
GRAN TIERRA ENERGY INTERNATIONAL HOLDINGS LTD.,
as Borrower

GRAN TIERRA ENERGY INC.,
as Parent

THE BANK OF NOVA SCOTIA,
as Administrative Agent and Global Coordinator,

THE BANK OF NOVA SCOTIA and SOCIÉTÉ GÉNÉRALE,
as Joint Lead Arrangers and Joint Bookrunners For the Revolving Loans
and

The Lenders Party Hereto

~~US 7085068v.1~~

TABLE OF CONTENTS

Page No. ~~Article~~ ARTICLE I Definitions and Accounting Matters 1
Section 1.01 Terms Defined Above 1
Section 1.02 Certain Defined Terms 1
Section 1.03 Types of Loans and Borrowings ~~36~~41
Section 1.04 Terms Generally; Rules of Construction ~~36~~41
Section 1.05 Accounting Terms and Determinations; GAAP ~~36~~42
Section 1.06 Oil and Gas Definitions ~~37~~42
~~Article~~ ARTICLE II The Credits ~~37~~42
Section 2.01 [Intentionally Omitted] ~~37~~42
Section 2.02 Revolving Credit Commitments ~~37~~42
Section 2.03 Loans and Borrowings ~~37~~43
Section 2.04 Requests for Borrowings ~~38~~44
Section 2.05 Interest Elections ~~39~~45
Section 2.06 Funding of Borrowings ~~40~~46
Section 2.07 Termination of Revolving Credit Commitments and Termination and Reduction of Aggregate Maximum Revolving Credit Amounts ~~41~~46
Section 2.08 Borrowing Base ~~42~~47
Section 2.09 Letters of Credit ~~45~~50
Section 2.10 Replacements of Lenders under Certain Circumstances ~~51~~56
~~Article~~ ARTICLE III Payments of Principal and Interest; Prepayments; Fees ~~52~~57
Section 3.01 Repayment of Loans ~~52~~57
Section 3.02 Interest ~~52~~57
Section 3.03 Alternate Rate of Interest ~~53~~58
Section 3.04 Prepayments ~~53~~60
Section 3.05 Fees ~~55~~63
~~Article~~ ARTICLE IV Payments; Pro Rata Treatment; Sharing of Set-offs ~~56~~64
Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs ~~56~~64
Section 4.02 Presumption of Payment by the Borrower ~~58~~65
Section 4.03 Defaulting Lenders ~~58~~66
~~Article~~ ARTICLE V Increased Costs; Break Funding Payments; Taxes; Illegality ~~60~~68
Section 5.01 Increased Costs ~~60~~68

Section 5.02 Break Funding Payments ~~62~~69
Section 5.03 Taxes ~~62~~70
Section 5.04 Designation of Different Lending Office ~~64~~72
Section 5.05 Illegality ~~65~~72
~~Article~~ ARTICLE VI Conditions Precedent ~~65~~73
Section 6.01 Effective Date ~~65~~73
Section 6.02 Each Credit Event ~~69~~76
Section 6.03 Additional Conditions to Credit Events ~~69~~77
~~Article~~ ARTICLE VII Representations and Warranties ~~70~~77
Section 7.01 Organization; Powers ~~70~~77
Section 7.02 Authority; Enforceability ~~70~~77
Section 7.03 Approvals; No Conflicts ~~70~~78
Section 7.04 Financial Condition; No Material Adverse Change ~~71~~78
Section 7.05 Litigation ~~71~~79
Section 7.06 Environmental Matters ~~71~~79
Section 7.07 Compliance with the Laws and Agreements; No Defaults or Borrowing
Base Deficiency ~~72~~80
Section 7.08 Taxes ~~73~~80
Section 7.09 Employee Benefit Arrangements ~~73~~81
Section 7.10 Disclosure; No Material Misstatements ~~73~~81
Section 7.11 Insurance ~~73~~81
Section 7.12 [Intentionally Omitted] ~~74~~81
Section 7.13 Subsidiaries ~~74~~81
Section 7.14 Location of Business and Offices ~~74~~82
Section 7.15 Properties; Titles, Etc ~~75~~82
Section 7.16 Maintenance of Properties ~~75~~83
Section 7.17 Marketing of Production ~~76~~84
Section 7.18 Swap Agreements and Qualified ECP Guarantor ~~76~~84
Section 7.19 Use of Loans and Letters of Credit ~~76~~84
Section 7.20 Solvency ~~77~~84
Section 7.21 Material Documents ~~77~~85
Section 7.22 Ranking ~~77~~85
Section 7.23 Anti-Corruption Laws and Sanctions ~~77~~85
Section 7.24 Anti-Terrorism Laws/OFAC ~~78~~85
Section 7.25 Foreign Exchange Special Regime ~~78~~86

Section 7.26 Investment Company Act ~~78~~86
~~Article~~ ARTICLE VIII Affirmative Covenants ~~78~~86
Section 8.01 Financial Statements; Other Information ~~78~~86
Section 8.02 Notices of Material Events ~~83~~91
Section 8.03 Existence; Conduct of Business ~~83~~92
Section 8.04 Payment of Tax Obligations ~~83~~92
Section 8.05 Performance of Obligations under Loan Documents ~~84~~92
Section 8.06 Operation and Maintenance of Properties; Subordination of Operator’s Liens ~~84~~92
Section 8.07 Insurance ~~85~~93
Section 8.08 Books and Records; Inspection Rights ~~85~~93
Section 8.09 Compliance with Laws ~~85~~94
Section 8.10 Environmental Matters ~~85~~94
Section 8.11 Further Assurances ~~86~~95
Section 8.12 Reserve Reports ~~87~~95
Section 8.13 Title Information ~~88~~96
Section 8.14 Guaranty; Collateral ~~88~~97
Section 8.15 Unrestricted Subsidiaries ~~90~~98
Section 8.16 Minimum Hedging Requirement 99
~~Article~~ ARTICLE IX Negative Covenants ~~90~~99
Section 9.01 Financial Covenants ~~91~~99
~~Section 9.02 Debt 91~~
Section 9.02 Debt 100
Section 9.03 Liens ~~93~~102
Section 9.04 Restricted Payments; Repayment of Senior Debt; Amendments to
Terms of Senior Debt ~~94~~102
Section 9.05 Investments, Loans and Advances ~~95~~105
Section 9.06 Nature of Business; Unrestricted Subsidiaries ~~98~~107
Section 9.07 Limitation on Leases ~~98~~108
Section 9.08 Proceeds of Notes ~~99~~108
Section 9.09 Sale or Discount of Receivables ~~99~~108
Section 9.10 Mergers, Etc ~~99~~108
Section 9.11 Disposition of Properties ~~99~~109
Section 9.12 Environmental Matters ~~101~~111
Section 9.13 Transactions with Affiliates ~~101~~111

Section 9.14 Restrictive Agreements ~~102~~112
Section 9.15 Swap Agreements ~~102~~112
Section 9.16 Material Documents ~~103~~113
Section 9.17 Acquisitions 113
Section 9.18 Marketing Activities ~~103~~114
~~Section 9.18 Sanctions 104~~
Section 9.19 Sanctions 114
Section 9.20 Anti-Corruption Laws ~~104~~114
~~Article~~ ARTICLE X Events of Default; Remedies ~~104~~114
Section 10.01 Events of Default ~~104~~114
Section 10.02 Remedies ~~106~~117
~~Article~~ ARTICLE XI The Agents ~~108~~119
Section 11.01 Appointment; Powers ~~108~~119
Section 11.02 Duties and Obligations of Administrative Agent ~~108~~119
Section 11.03 Action by Administrative Agent ~~109~~120
Section 11.04 Reliance by Administrative Agent ~~110~~120
Section 11.05 Subagents ~~110~~121
Section 11.06 Resignation or Removal of Administrative Agent ~~110~~121
Section 11.07 Agents as Lenders ~~111~~121
Section 11.08 No Reliance ~~111~~121
Section 11.09 Administrative Agent May File Proofs of Claim ~~111~~122
Section 11.10 Withholding Tax ~~112~~122
Section 11.11 Authority of Administrative Agent to Release Collateral and Liens ~~112~~123
Section 11.12 Colombian Security Documents ~~114~~124
Section 11.13 Global Coordinator, Mandated Lead Arranger, Lead Manager and the Arrangers ~~114~~125
Section 11.14 Intercreditor Agreement ~~114~~125
~~Article~~ ARTICLE XII Miscellaneous ~~115~~126
Section 12.01 Notices ~~115~~126
Section 12.02 Waivers; Amendments ~~116~~127
Section 12.03 Expenses, Indemnity; Damage Waiver ~~118~~128
Section 12.04 Successors and Assigns ~~120~~131
Section 12.05 Survival; Revival; Reinstatement ~~124~~134
Section 12.06 Counterparts; Integration; Effectiveness ~~124~~135
Section 12.07 Severability ~~125~~135

Section 12.08 Right of Setoff ~~125~~136
Section 12.09 Governing law; Jurisdiction; Consent to Service of Process ~~125~~136
Section 12.10 Headings ~~127~~137
Section 12.11 Confidentiality ~~127~~137
Section 12.12 Interest Rate Limitation ~~127~~138
Section 12.13 Judgment Currency ~~128~~139
Section 12.14 ~~Exculpation Provisions129~~EXCULPATION PROVISIONS 139
Section 12.15 Collateral Matters; Secured Swap Agreements and Specified Cash Management Agreements ~~129~~139
Section 12.16 Collateral Assignment of Swap Agreements ~~129~~140
Section 12.17 No Third Party Beneficiaries ~~130~~140
Section 12.18 USA Patriot Act Notice ~~130~~140
Section 12.19 English Language ~~131~~141
Section 12.20 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. ~~131~~141 Section 12.21 Security Trustee ~~131~~142
Section 12.22 Certain ERISA Matters 142
Section 12.23 Acknowledgement Regarding Any Supported QFCs 143

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ANNEXES, EXHIBITS AND SCHEDULES*
Annex I List of Maximum Credit Amounts
Exhibit A-1 Form of Revolving Credit Note
Exhibit A-2 [Reserved]
Exhibit B Form of Borrowing Request
Exhibit C Form of Interest Election Request
Exhibit D Form of Compliance Certificate
Exhibit E Security Instruments
Exhibit F Form of Assignment and Assumption
Exhibit G Petrolatina Constitutional Document Amendments

Schedule 1.02(a) Hydrocarbon Properties/Concession Agreements
Schedule 1.02(b) Eligible Buyers
Schedule 1.02(c) Offtake Agreements
Schedule 1.02(d) Guarantors
Schedule 7.05 Litigation
Schedule 7.06 Environmental Matters
Schedule 7.13 Subsidiaries
Schedule 7.18 Swap Agreements
Schedule 9.03 Liens
Schedule 9.05 Investments
Schedule 9.13 Transactions with Affiliates

*These exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to provide further information regarding such omitted materials to the Commission upon request.

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1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin” means, for any day, with respect to the Revolving Credit Commitment Fee Rate, any ABR Revolving Loan or Eurodollar Revolving Loan, as the case may be, the rate per annum set forth in the Senior Secured Leverage Ratio Grid below based upon the Senior Secured Leverage Ratio then in effect:

Senior Secured Leverage Ratio Grid
Senior Secured Leverage Ratio	ABR Loan Margin	Eurodollar Loan Margin	Revolving Credit Commitment Fee Rate
<0.50 to 1.00	~~0.651.90%~~	~~1.652.90%~~	~~0.4125%0.7250%~~
≥0.50 to 1.00, but <1.00 to 1.00	~~0.952.20%~~	~~1.953.20%~~	~~0.4875%0.8000%~~
≥1.00 to 1.00, but <1.50 to 1.00	~~1.152.40%~~	~~2.153.40%~~	~~0.5375%0.8500%~~
≥1.50 to 1.00, but <2.00 to 1.00	~~1.402.65%~~	~~2.403.65%~~	~~0.6000%0.9125%~~
≥2.00 to 1.00, but <2.50 to 1.00	~~1.903.15%~~	~~2.904.15%~~	~~0.7250%1.0375%~~
≥2.50 to 1.00, but <2.75 to 1.00	~~2.153.40%~~	~~3.154.40%~~	~~0.7875%1.1000%~~
≥2.75 to 1.00	~~2.653.90%~~	~~3.654.90%~~	~~0.9125%1.2250%~~
From and after the Fourteenth Amendment Effective date until the Covenant Relief Period Expiration Date, the ABR Loan Margin and Eurodollar Loan Margin in the grid immediately above shall equal the applicable amount set forth in the grid above plus 125 basis points (1.25%).

Any increase or decrease in the Applicable Margin resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date of delivery of a compliance certificate pursuant to Section 8.01(c); provided, however, that if any such compliance certificate is not delivered when due in accordance with such Section 8.01(c), then the Applicable Margin shall be set as if the Senior Secured Leverage Ratio was ≥2.75 to 1.00 and shall continue to so apply to and including the date on which such compliance certificate is so delivered pursuant to Section 8.01(c). The Applicable Margin in effect on the ~~Eleventh~~ Fourteenth Amendment Effective Date shall be based on a Senior Secured Leverage Ratio of under ~~0.50~~ 1.00 to 1.00 until the first calculation date following the ~~Eleventh~~ Fourteenth Amendment Effective Date.

In the event that any financial statements under Section 8.01 or a compliance certificate pursuant to Section 8.01(c) is shown to be inaccurate at any time that this Agreement is in effect and any Loans or Revolving Credit Commitments are outstanding hereunder when such inaccuracy
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“Availability Period” means the period from and including the Effective Date to but excluding the Revolving Loan Termination Date.

“Available Amount” means, at any date of determination, an aggregate amount equal to (a) the amount equal to the sum, determined on a cumulative basis, of (i) the Available Amount Cap, plus (ii) the amount of (A) cash distributions received by the Parent, the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary or any minority Investment (other than net cash proceeds from a disposition of the Equity Interests of PetroTal to the extent used to repay Senior Debt pursuant to Section 9.04(b)), (B) cash repayment received by the Parent, the Borrower or any Restricted Subsidiaries in respect of any Investment constituting a loan or advance, ~~or~~ and (C) cash receipts (whether as distributions or returns) or income, in either case, from any Investment made pursuant to clause (z) of Section ~~9.05(l~~9.05(k), in each case to the extent such distributions, repayments or income are, within 180 days from the date of receipt thereof, invested in Investments permitted by Sections 9.05(h), (j) or (lk); minus (b) the amount of dollars used to make Investments to pursuant to Section 9.05(e)(ii) (exclusive of any amounts of such Investments in which the Administrative Agent has a first priority perfected security interest) or Section ~~9.05(l~~9.05(k).

“Available Amount Cap” means, at any date of determination, the lesser of
(a)$250,000,000.00 and (b) an aggregate amount, not less than zero, determined on a cumulative basis equal to (i) $150,000,000.00 and (ii) (X) plus (if such number is positive) 25% of Adjusted Consolidated Net Income or (Y) minus (if such number is negative) 100% of Adjusted Consolidated Net Income, in either case, for the period (taken as one accounting period) from October 1, 2017 to the end of the fiscal quarter most recently ended in respect of which a compliance certificate has been delivered as required pursuant to Section 8.01(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation.

“Banking Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in US Dollar deposits in the London interbank market.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination
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of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy

5

therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

a.in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 45th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 45 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Revolving Credit Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Revolving Credit Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period
(a)beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03.

~~“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.~~

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bermuda Security Documents” means, collectively, each of the following documents:

i.a deed of charge agreement executed and delivered by Gran Tierra Energy Colombia to the Administrative Agent dated as of the Effective Date (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time), in form and substance satisfactory to the Administrative Agent;

ii.a deed of charge agreement executed and delivered by Petrolifera to the Administrative Agent dated as of the Effective Date (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time), in form and substance satisfactory to the Administrative Agent;

iii.the Deposit Account Control Agreement (Gran Tierra Energy Colombia);

iv.the Deposit Account Control Agreement (Petrolifera);~~and~~

v.the Deposit Account Control Agreement (Gran Tierra Energy Resources
Inc.); and

vi.~~(e)~~any other documents reasonably required by the Administrative Agent to be executed in connection with the creation, attachment and/or perfection under the laws of Bermuda of the security interests to be granted pursuant to the aforementioned security documents or any of the other Security Instruments.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.08, as the same may be adjusted from time to time pursuant to Section 9.11(d).

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, or in implementation thereof and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States or Canadian financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, issued or implemented.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided in the definition of “FATCA”), and the regulations promulgated thereunder.

“Collateral” means all the “Collateral” and “Derechos”, in each case, as defined in the applicable Security Instruments and all other Property, now owned or hereafter acquired on which Liens have been granted (or are required to have been granted) to the Administrative Agent, for the benefit of the Secured Parties, or to each Secured Party, as applicable, to secure the Secured Obligations; provided that “Collateral” shall exclude any “Excluded Property” as defined in the Guaranty Agreement.
“Collateral Account” has the meaning assigned such term in Section 2.09(j)(ii). “Collection Account” means a deposit account approved by the Administrative Agent, and maintained with Scotiabank, as depositary (or its successors in such capacity), or HSBC Bank Bermuda Limited or one or more other banks satisfactory to the Administrative Agent.

“Colombia” means The Republic of Colombia.

“Colombian Branches” means, collectively, (a) Petrolifera Petroleum (Colombia) Limited, the Colombian branch office of Petrolifera, (b) Gran Tierra Energy Colombia, Ltd., the Colombian branch office of Gran Tierra Energy Colombia, and (c) any other Colombian Branch office of a Credit Party.

“Colombian Hydrocarbon Properties” means (a) as of the ~~Ninth~~ Fourteenth Amendment Effective Date, the Hydrocarbon Interests set forth on Schedule 1.02(a); and (b) from time to time and at any time after the Effective Date, all Hydrocarbon Interests in Colombia in which the Borrower or any Restricted Subsidiary shall have an interest and that have been included in the Borrowing Base.

“Colombian Notes” means the Colombian law pagarés with blank spaces and their corresponding letters of instruction, issued by the Borrower and described in Section 2.03(d), in form and substance satisfactory to the Administrative Agent, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

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“Colombian Oil and Gas Properties” means Oil and Gas Properties of the Credit Parties located in Colombia.

“Colombian Pesos” refers to lawful money of Colombia.

a.the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Restricted Subsidiary or is merged into or consolidated with the Parent or any of its Consolidated Restricted Subsidiaries; (d) any extraordinary non-cash gains or losses during such period; (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and (f) any net income attributable to (including net income received as a result of the ownership of) Ecuadorian Oil and Gas Properties (other than to the extent actually received in cash by the Parent or a Consolidated Restricted Subsidiary; provided that the Borrower shall, together with the financial statements required pursuant to Section 8.01(d), provide a certificate executed by a Responsible Officer certifying (i) as to such amount to be included in the calculation of Consolidated Net Income in such applicable period and (ii) that such received amounts received by such Person are attributable to Ecuadorian Oil and Gas Properties and attaching thereto supporting information reasonably acceptable to the Administrative Agent); and provided, further that if a Material Acquisition or Material Disposition shall occur during such period (or, with respect to any pro forma calculation pursuant to this Agreement, after the end of such period but prior to or substantially simultaneously with the date on which such pro forma calculation is made), then Consolidated Net Income shall be calculated after (x) at the option of the Borrower, giving pro forma effect to such Material Acquisition or (y) giving pro forma effect to such Material Disposition as if such Material Acquisition or Material Disposition had occurred on the first day of such period.

“Consolidated Restricted Subsidiaries” means each Restricted Subsidiary of the Parent which is a Consolidated Subsidiary.

“Consolidated Subsidiaries” means each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Relief Period” means the period commencing on the date of the Fourteenth Amendment Effective Date and ending on the Covenant Relief Period Expiration Date.
“Covenant Relief Period Expiration Date” means the earlier of (a) the date upon which the Borrower delivers an irrevocable written notice to the Administrative Agent on or prior to August 31, 2021 which (i) notifies the Administrative Agent and the Lenders that the Borrower is irrevocably electing to terminate the Covenant Relief Period and (ii) upon the request of the Administrative Agent in its sole discretion, attaches detailed calculations demonstrating Pro Forma Compliance (A) for the most recently ended fiscal quarter as if the Covenant Relief

Period Expiration Date had occurred as of such fiscal quarter and (B) as of the end of each of the next four fiscal quarters immediately after the proposed Covenant Relief Period Expiration Date, in the case of this clause (B), with the Pro Forma Projections and (b) October 1, 2021.

“Convertible Senior Notes” means any Senior Debt that is convertible into, or exchangeable for, Equity Interests constituting common stock of any Credit Party.

“Convertible Senior Notes Documents” shall mean, collectively, any notes evidencing any Convertible Senior Notes, any Convertible Senior Notes Indenture, and all other agreements, documents and instruments now or at any time executed and delivered by the Parent or any other Credit Party in connection with any Convertible Senior Notes.

“Convertible Senior Notes Indenture” means any indenture (including the Initial Convertible Senior Notes Indenture) pursuant to which any Convertible Senior Notes are issued.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 12.23.

“Credit Parties” means, collectively, the Parent, the Borrower and each Subsidiary Guarantor.

“Creditor Party” means the Administrative Agent, the Issuing Bank or any Lender. “C T Corporation” means C T Corporation System, a Delaware corporation.
“Currency Exchange Agreement” means any agreement or arrangement providing for the transfer or mitigation of risks of fluctuations in the exchange rate between currencies either generally or under specific contingencies.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (other than accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases;
(f)all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a

Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which

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satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Deposit Account Control Agreement” means a deposit account control agreement in form and substance satisfactory to the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Deposit Account Control Agreement (Gran Tierra Energy Colombia)” means the Deposit Account Control Agreement dated as of the Effective Date among Gran Tierra Energy Colombia, the Administrative Agent and HSBC Bank Bermuda Limited (and its successors in such capacity), as the same may be amended, modified or supplemented from time to time.

“Deposit Account Control Agreement (Gran Tierra Energy Resources Inc.)” means the Deposit Account Control Agreement dated as of October 17, 2019, among Gran Tierra Energy Resources Inc. Sucursal Colombia, the Administrative Agent and HSBC Bank Bermuda Limited (and its successors in such capacity), as the same may be amended, modified or supplemented from time to time.
“Deposit Account Control Agreement (Petrolifera)” means the Deposit Account Control Agreement dated as of the Effective Date among Petrolifera, the Administrative Agent and HSBC Bank Bermuda Limited, as depositary (or its successors in such capacity), as the same may be amended, modified or supplemented from time to time.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself, or whose government, is the subject of any Sanction.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the earlier of (a) the Revolving Credit Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Revolving Credit Commitments are terminated.

“Division” means with respect to any Person, a division of or by such Person into two or more Persons pursuant to the laws of the jurisdiction of any such Person’s organization. “Divide” shall have the correlative meaning to Division.

“Early Opt-in Election” means the occurrence of:

i.(i) a determination by the Administrative Agent or (ii) a notification by the Required Revolving Credit Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Revolving Credit Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in

Section 3.03, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

i.(i) the election by the Administrative Agent or (ii) the election by the Required Revolving Credit Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Revolving Credit Lenders of written notice of such election to the Administrative Agent.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, exploration expenses and other similar noncash charges, minus all noncash income added to Consolidated Net Income.

“Ecuadorian Oil and Gas Properties” means Oil and Gas Properties of the Credit Parties located in Ecuador.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b)any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Eighth Amendment Effective Date” means September 18, 2017.

~~“Eleventh Amendment” means that certain Eleventh Amendment to Credit Agreement, dated as of the Eleventh Amendment Effective Date, by and among the Borrower, the Parent and the Lenders.~~

~~“Eleventh Amendment Effective Date” means December 20, 2018.~~

“Eligible Buyers” means (a) Ecopetrol S.A., (b) Petrobras Internacional Braspetro B.V.,
(c)Petrobras Colombia Limited, (d) each of the Persons listed on Schedule 1.02(b), (e) in the case of Colombian Hydrocarbon Properties not operated by any Credit Party, any buyer approved by the operator thereof other than an Affiliate of the Parent, (f) Shell Colombia S.A., (g) Trafigura Pte Ltd, (h) C.I. Trafigura Petroleum Colombia S.A.S., (i) any Investment Grade Person and
(j) any additional Persons that have been approved in writing by the Administrative Agent and the

Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent, the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Parent or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent, the Borrower or any Restricted Subsidiary that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent, the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities directly pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; provided that Permitted EDC Debt may not be secured by Liens in this clause (g) and (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Cash” has the meaning assigned to it in Section 3.04(e).

“Exchange Offer” means a registered offer to exchange outstanding Senior Debt for new Senior Debt (the “exchange notes”) having terms substantially identical in all material respects to such outstanding Senior Debt (except that the exchange notes shall not contain any transfer restrictions).

“Excluded Cash” means, with respect to cash and Cash Equivalents held by the Credit Parties, on any date of determination, any (i) Cash Collateral, (ii) cash collateral or cash deposits received from a Person (other than a Credit Party) and held by a Credit Party, (iii) cash collateral given by a Credit Party to another Person (other than a Credit Party) and other cash, in each case, held by or on behalf of, another Person (other than a Credit Party) pursuant to any contractual or regulatory obligation, (iv) cash necessary to cover daylight overdrafts, (v) cash on hand necessary to fund (A) those obligations payable within the immediately succeeding five Business Days and (B) those trade or trading obligations to be prepaid in the ordinary course of business in lieu of posting collateral within the immediately succeeding five Business Days, (vi) any amounts held in suspense, any cash set aside to pay royalty obligations, working interest obligations, production payments, severance taxes and similar obligations of the Credit Parties which are then due and owing to third parties and (vii) cash in any segregated Deposit Account used exclusively for (and the balance of which consists solely of funds set aside in connection with) payroll, payroll taxes,

and employee wage and benefit payments to or for the benefit of any employees, officers or directors of the Borrower or any Subsidiary. Notwithstanding anything to the contrary in the foregoing sentence, cash held on behalf of third parties pursuant to binding and enforceable agreements as withholding taxes payable to Colombian tax authorities shall not constitute cash of the Credit Parties unless and until such cash is no longer payable to Colombian tax authorities.

“Excluded Subsidiaries” means each of Gran Tierra (PUT-7) Limited, PetroLatina Energy Limited (including PetroLatina Energy PLC Sucursal Columbia), PetroLatina (CA) Limited, Taghmen Argentina Limited, R.L. Petroleum Corp. (including R.L. Petroleum Corp. Sucursal Columbia S.A.), North Riding Inc. (including North Riding Sucursal Columbia) and Petroleos Del Norte S.A.; provided that any of the foregoing Persons shall cease to be Excluded Subsidiaries on the earlier of (a) December 31, 2018 (or such later date as may be acceptable to the Administrative Agent in its sole discretion) to the extent such Person (x) has not been dissolved, (y) has not been placed into (and remains in) a legally binding liquidation, dissolution or winding-up proceeding or action (whether voluntary or involuntary), or (z) has not merged with and into a Credit Party by such date and (b) the date such Excluded Subsidiary (i) acquires or owns material Properties other than (A) Properties it owns as of the Eighth Amendment Effective Date, (B) Properties owned by another Excluded Subsidiary as of the Eighth Amendment Effective Date and transferred to such Excluded Subsidiary by such other Excluded Subsidiary, (C) Equity Interests in, and Debt issued by, other Excluded Subsidiaries and (D) repayments on intercompany debt that was existing on the Eighth Amendment Effective Date and owing to such Excluded Subsidiary (or to another Excluded Subsidiary to whom such debt has been assigned by such Excluded Subsidiary) or (ii) owes Debt to a Person other than a Subsidiary of the Borrower or to another Excluded Subsidiary. For the avoidance of doubt, as of the Fourteenth Amendment Date there are no Excluded Subsidiaries.

“Excluded Swap Obligations” has the meaning assigned to such term in the Guaranty Agreement.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes or similar Taxes imposed by any jurisdiction in which any Credit Party is located, (c) Taxes attributable to such recipient’s failure to comply with Section 5.03(e) and (d) any United States withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 30, 2013 among the Borrower, the Parent, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other agents party thereto (as heretofore amended, modified, supplemented or restated).

“Fair Market Value” shall mean, with respect to any Property on any date of determination, the value of the consideration obtainable in a sale of such Property or at such date of determination assuming a sale by a willing seller to a non-affiliated willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such Property.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection therewith, and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.

“Fee Letter” means, collectively (a) the Agency Fee Letter dated as of August 18, 2015, between the Parent and the Administrative Agent and (b) the Fee Letter dated as of June 30, 2016, between the Parent and the Administrative Agent.

“Financial Letter of Credit” means a stand-by Letter of Credit if it serves as a payment guarantee of the Borrower’s financial obligations and is treated as a direct credit substitute in the Administrative Agent’s reasonable opinion.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent.

“Financial Statements” means the Parent’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2016.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, and Canada and each Province thereof shall be deemed to constitute a single jurisdiction.

“Fourteenth Amendment” means that certain Fourteenth Amendment to Credit Agreement, dated as of the Fourteenth Amendment Effective Date, by and among the Borrower, the Parent, the Guarantors and the Lenders party thereto.

“Fourteenth Amendment Effective Date” means June 1, 2020.

“Fundamental Change” has the meaning given to the term “fundamental change” in the Initial Convertible Senior Notes Indenture or the meaning given to the term “fundamental change” as defined in any other Convertible Senior Notes Indenture in a manner substantially consistent with the definition of “fundamental change” as defined in the Initial Convertible Senior Notes Indenture.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, Canada, Colombia, Bermuda, the Cayman Islands, Spain, the United Kingdom or Panama, any other nation or any political subdivision thereof, whether state, department, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, resolution, instruction, circular, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Gran Tierra Callco ULC” means Gran Tierra Callco ULC, an unlimited liability corporation organized under the laws of the Province of Alberta, Canada.

“Gran Tierra Energy Colombia” means Gran Tierra Energy Colombia, ~~Ltd.~~LLC, a limited ~~partnership organized~~ liability company registered by way of continuation under the laws of ~~Utah~~the Cayman Islands.

“Gran Tierra Energy Canada ULC” means Gran Tierra Energy ULC, an unlimited liability corporation organized under the laws of the Province of Alberta, Canada.

“Gran Tierra Energy Resources Inc.” means Gran Tierra Energy Resources Inc., an exempted company organized under the laws of the Cayman Islands.

“Gran Tierra Exchangeco Inc.” means Gran Tierra Exchangeco Inc., a corporation organized under the laws of the Province of Alberta.

“Gran Tierra Goldstrike Inc.” means Gran Tierra Goldstrike Inc., a corporation organized under the laws of the Province of Alberta.

“Gran Tierra Resources” means Gran Tierra Resources Limited, a company organized under the laws of Alberta, Canada

“Guarantor” means (a) the Parent and (b) each Subsidiary that guarantees or is required to guarantee the Secured Obligations hereunder (including pursuant to Section 6.01 and

Section 8.14(a)). On the ~~Eleventh~~ Fourteenth Amendment Effective Date, the Subsidiaries set forth on Schedule 1.02(d) are Guarantors.

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agreements with, any Governmental Authority, in each case whether or not having the force of law.

Credit.
“LC Commitment” at any time means $100,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Revolving Credit Percentage of the total LC Exposure at such time.

“Lead Manager” means ~~each of~~ Export Development Canada ~~and Natixis, New York Branch~~.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for US Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Banking Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 3.03 in the event that the Administrative Agent shall reasonably conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate”

is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Adjusted LIBOR Rate for such Interest Period.

“LIBO Screen Rate” has the meaning assigned such term in the definition in “LIBO Rate”.

“Lien” means any interest in Property (whether in the form of an easement, restriction, servitude, permit, condition, covenant, exception, reservation or otherwise) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, garantía mobiliaria, hypothecation, antichresis, usufruct, security agreement, conditional sale, deed of trust, assignment in trust, or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. For the purposes of this Agreement, the Parent and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation, unwind or termination of all or any part of such Swap Agreement or the creation of an offsetting position against all or any part of such Swap Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Loan Documents” means this Agreement, the Notes, the Colombian Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments , any Subordination Agreement and the Fee Letter.

“Loans” means Revolving Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Mandated Lead Arranger” means HSBC Bank Canada.

“Majority Revolving Credit Lenders” means, (a) at any time while there are Revolving Credit Commitments outstanding, Revolving Credit Lenders having more than fifty percent (50%) of the Aggregate Maximum Revolving Credit Amounts and (b) at any time when there are any Revolving Loans or LC Exposure outstanding, Revolving Credit Lenders holding more than fifty percent (50%) of the sum of the outstanding aggregate principal amount of the Revolving Loans and participation interests in Letters of Credit of all Revolving Credit Lenders (without regard to any sale by a Revolving Credit Lender of a participation in any Revolving Loan under Section 12.04(c)); provided that the Maximum Revolving Credit Amounts and the principal amount of the Revolving Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Revolving Credit Lenders.

“Material Acquisition” means any acquisition or series of related acquisitions by the Parent or any of its Restricted Subsidiaries of Property with a fair market value that exceeds the greater of (a) $10,000,000 and (b) 5% of the then effective Borrowing Base.

Credit.
“Performance Letter of Credit” means any Letter of Credit that is not a Financial Letter of

“Permitted Acquisition” means any acquisition by any Credit Party in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Equity Interests, assets or any combination thereof) of any other Person to the extent such acquisition is permitted by Section 9.05.

“Permitted Advance Payment Agreement” means any agreement between any Credit Party and any Person pursuant to which such Credit Party agrees to sell production from Oil and Gas Properties to such Person in exchange for one or more advance payments from such Person, in form and substance reasonably satisfactory to the Required Revolving Credit Lenders.

“Permitted EDC Debt” means Debt of any Credit Party in favor of Export Development Canada for the provision by Export Development Canada of credit support in favor of an issuer of letters of credit on behalf of any Credit Party; provided, that either (i) such Debt is unsecured or
(ii) if such Debt is secured, the aggregate outstanding principal amount of such Debt does not exceed $150,000,000 and such secured Debt is subject to an Intercreditor Agreement containing subordination provisions in form and substance satisfactory to the Administrative Agent and the Majority Revolving Credit Lenders in their sole discretion.

“Permitted Equity Issuance” means any sale or issuance of any Equity Interests (other than Disqualified Capital Stock) of the Parent.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for (other than pursuant to an Exchange Offer), or proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on the Refinanced Debt and any fees and expenses, including premiums and issuance costs and expenses, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the sooner to occur of (i) the date that is one hundred-eighty (180) days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the stated maturity date of the Refinanced Debt; (c) such new Debt has an average life at the time such new Debt is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Debt and ending on the date that is one hundred-eighty (180) days after the Revolving Credit Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the average life of the Refinanced Debt at the time such new Debt is incurred; (d) the documents governing such Debt do not contain financial covenants more restrictive than those set forth in this Agreement; (e) the covenants and events of default, when taken as a whole, contained in the documentation governing such Debt are not otherwise materially more onerous or restrictive than the corresponding terms of this Agreement and the other Loan Documents, when taken as a whole (as determined by a Responsible Officer of the Parent, acting in good faith and certified to the Administrative Agent);

(f) the documentation governing such Debt do not contain financial covenants that are more restrictive than the Loan Documents; (g) if the Refinanced Debt was subordinated in right of payment to the Obligations or the guarantees under the Guaranty Agreement, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Obligations (or, if applicable, the guarantees under the Guaranty Agreement) to at least the same extent as the Refinanced Debt;
(h) no Subsidiary guarantees such new Debt unless such Subsidiary has guaranteed the Secured Obligations pursuant to the Guaranty Agreement (by supplement, joinder or otherwise) and/or one or more other guaranty agreements on terms satisfactory in form and substance to the Administrative Agent; and (i) such new Debt does not have any mandatory prepayment or mandatory redemption provisions (other than customary change of control or asset sale tender offer provisions) that would require a mandatory prepayment or redemption in priority to the Secured Obligations.

“Permitted Tax Distribution” means distributions by any Credit Party (other than Parent) to its direct or indirect parent thereof to pay federal, foreign, state and local income Taxes that are attributable to the ownership interest held (directly or indirectly) in such Credit Party, the activities or assets thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, exempted company, partnership, Governmental Authority or other entity.

“Petrolifera” means Petrolifera Petroleum (Colombia) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 271065.

“PetroTal” means PetroTal Corp., a corporation formed under the laws of the Province of Alberta, Canada.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Scotiabank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Pro Forma Compliance” means, for any date of determination, that the Parent is in pro forma compliance with the financial covenants set forth in Section 9.01(a), (b) and (c).

“Pro Forma Projections” means those financial projections and budgets for the Parent and its Consolidated Restricted Subsidiaries which were prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made and approved by the board of directors of the Parent as provided to the Administrative Agent as an attachment to a certificate of a Responsible Officer certifying as to the foregoing.

trustee or holders, which governs any Senior Debt, or pursuant to which any Senior Debt is issued or incurred, as the same may be amended, modified or supplemented in accordance with Section 9.04(b).

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of Senior Secured Obligations as of such date to EBITDAX for the four fiscal quarters ending on such date.

“Senior Secured Obligations” means all Total Debt (including the Secured Obligations to the extent included in the calculation of Total Debt) that is secured and that is not expressly subordinated by its terms to the Secured Obligations. For the avoidance of doubt, Senior Secured Obligations shall not include obligations under any Permitted Advance Payment Agreement.

“Sixth Amendment Effective Date” means June 1, 2017.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solana Resources Limited” means Solana Resources Limited, a corporation formed under the laws of the Province of Alberta, Canada.

“Specified Cash Management Agreement” means any agreement that is entered into by and between the Parent or any Restricted Subsidiary and any Secured Cash Management Party to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Specified Cash Management Obligations” means all amounts and other obligations owing to any Secured Cash Management Party under any Specified Cash Management Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50%

of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent (including the Borrower); provided that
(a)each Colombian Branch shall be deemed to be a Subsidiary for all purposes hereof; and (b) as used herein, the phrase “Subsidiary of the Borrower” shall refer to a subsidiary of the Borrower; provided further that each Excluded Subsidiary shall not be deemed to be a Subsidiary for all purposes of this Agreement other than Section 7.23, 7.24, ~~9.18~~9.19, and ~~9.19~~ 9.20 and the definitions of “Consolidated Net Income”, “Total Debt” and “Interest Expense”.

“Subsidiary Guarantor” means each Guarantor other than the Parent.

“Subordination Agreement” means any subordination agreement subordinating the Credit Parties’ obligations under any Permitted Advance Payment Agreement to the Credit Parties’ obligations under the Secured Obligations, in form and substance reasonably satisfactory to the Required Revolving Credit Lenders.

“Supported QFC” has the meaning set forth in Section 12.23.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including, without limitation, any Interest Rate Protection Agreement, Commodity Hedging Agreement or Currency Exchange Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Credit Party shall be a Swap Agreement; provided that, for the avoidance of doubt, the definition of “Swap Agreement” shall not include any Convertible Senior Notes Document.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a)), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, assessments, fees, duties, deductions, charges or withholdings (including without limitation backup withholding and withholding imposed by any Governmental Authority of Canada) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Parent and the Lenders.

“Third Amendment Effective Date” means August 23, 2016.

“Total Debt” means, at any date, (1) all Debt of the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis of the type described in clauses (a), (b), (d), (e), (g), (k), (l) , and (m) of the definition of “Debt” plus (2) the outstanding obligations owing by any Credit Party under any Permitted Advance Payment Agreement; provided that (x) Debt of the type described in clause (g) of the definition of “Debt” shall only be considered “Total Debt” to the extent that such guaranty covers Debt of the type described in clauses (a), (b), (d), (e), (k), (l) , or (m) of the definition of “Debt” and (y) Debt of the type described in clause (b) of the definition of “Debt” shall not be considered “Total Debt” to the extent that such Debt has been cash collateralized; provided that the Parent shall, upon request by the Administrative Agent, provide the Administrative Agent executed copies of the definitive documentation relating to any such cash collateralization.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document and each Material Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments; and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document and each Material Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Twelfth Amendment” means that certain Twelfth Amendment to Credit Agreement, dated as of the Twelfth Amendment Effective Date, by and among the Borrower, the Parent and the Lenders party thereto.

“Twelfth Amendment Effective Date” means May 14, 2019.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UK Security Instruments” has the meaning set forth in Section 12.21.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

~~“UK Security Instruments” has the meaning set forth in Section 12.21.~~

“Unrestricted Subsidiary” means (a) Gran Tierra Mexico Holdings 1 LLC, Gran Tierra Mexico Holdings 2 LLC, Gran Tierra Mexico Energy, ~~S. de R.L. de C.V., Gran Tierra Energy Peru S.R.L. and Petrolifera Petroleum Del Peru S.R.L., Gran Tierra Energy International Peru Holdings B.V., Gran Tierra Energy Peru B.V., Gran Tierra Luxembourg Holdings Sarl~~S.A. de C.V., Suroco Energy Venezuela, ~~Vetra Petroamerica P&G Corp~~Southeast Investment Corporation, Gran Tierra Energy N.V. ULC and (b) any Subsidiary of the Parent which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06.

“US Dollars” or “$” refers to lawful money of the United States of America.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 12.23.

“VAT Reimbursement” means any reimbursement or return of any value added tax exclusively in compliance with articles 481, 489 and 850 (paragraph 1) of the Colombian Tax Code or any other applicable articles, which allow for filing of a VAT refund before the Colombian Tax Authorities.

“Wholly-Owned Subsidiary” means (a) any Restricted Subsidiary of which all of the issued and/or outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent or one or more of the Wholly- Owned Subsidiaries or are owned by the Parent and one or more of the Wholly-Owned Subsidiaries or (b) any Restricted Subsidiary that is organized or incorporated in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction; provided that the Parent, directly or indirectly, owns the remaining Equity Interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a Wholly-Owned Subsidiary.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to

Section 2.08 Borrowing Base.

i.Initial Borrowing Base. For the period from and including the ~~Ninth~~ Fourteenth Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $~~300,000,000~~225,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07 or Section 9.11(d).

ii.Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.08 (a “Scheduled Redetermination”), and, subject to Section 2.08(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Revolving Credit Lenders on May 1st and November 1st of each year (or thirty (30) days thereafter), commencing May 1st, 2018. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Revolving Credit Lenders, by notifying the Borrower thereof, one time during any 12 month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.08.

iii.Scheduled and Interim Redetermination Procedure.

1.Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Revolving Credit Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Revolving Credit Amounts.

2.The Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

a.in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on or before the May 15th and November 15th of such year following the date of delivery or (2) if the
48

Administrative Agent shall not have received the Engineering Reports required to be delivered by which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest.

(a)If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(ii)the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Required Revolving Credit Lenders as their cost of funds.

(b)Notwithstanding anything to the contrary herein or in any other Loan
Document:

(1)upon the occurrence of a Benchmark Transition Event or an ~~early~~ Early
Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notices of objection to such amendment from Lenders comprising the Required Revolving Credit Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Revolving Credit Lenders have delivered to the Administrative Agent written notice that such Required Revolving Credit Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark
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Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

a.[Intentionally Omitted].

b.[Intentionally Omitted].

c.[Intentionally Omitted].

d.Each prepayment of Borrowings pursuant to this Section 3.04 shall be first applied ratably to any ABR Borrowings then outstanding and thereafter to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

e.Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

f.Notwithstanding anything to the contrary herein, if a Borrowing Base Deficiency exists at the time any mandatory prepayment of Loans is required hereunder, any such prepayment amounts shall be applied to prepay Revolving Loans and/or to Cash Collateralize such excess as provided in Section 2.09(j).

(d)No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(e)Excess Cash Balances. If at any time while Revolving Loans are outstanding the Credit Parties have any cash or Cash Equivalents (other than Excluded Cash) in excess of $15,000,000 in the aggregate (such excess, the “Excess Cash”) for a period of five Business Days, the Borrower shall, on the following Business Day (i) prepay the Borrowings in an aggregate principal amount equal to such Excess Cash and (ii) if any portion of such Excess Cash remains after prepaying all of the Borrowings of Revolving Loans and there exists any any LC Exposure, Cash Collateralize such LC Exposure with such remaining Excess Cash as provided in Section 2.09(j). Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(e) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(e) shall be applied ratably to the Revolving Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(e) shall be accompanied by accrued interest to the extent required by Section 3.02. Notwithstanding anything to the contrary contained in this Agreement, prepayments under this Section 3.04(e) shall be without premium or penalty.

(f)Permitted Advance Payment Agreement. The Credit Parties shall, within five (5) Business Days upon receipt of any proceeds from any Permitted Advance Payment

Agreement, (i) prepay the Borrowings in an aggregate principal amount equal to the amount of such proceeds and (ii) if any excess proceeds remain after prepaying all of the Borrowings of Revolving Loans and there then exists any LC Exposure, Cash Collateralize such LC Exposure with such excess as provided in Section 2.09(j). Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(f) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(f) shall be applied ratably to the Revolving Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(f) shall be accompanied by accrued interest to the extent required by Section 3.02. Notwithstanding anything to the contrary contained in this Agreement, prepayments under this Section 3.04(f) shall be without premium or penalty.

a.VAT Reimbursement. The Credit Parties shall, within twenty (20) Business Days upon receipt of any proceeds from the VAT Reimbursement, (i) prepay the Borrowings in an aggregate principal amount equal to the amount of such proceeds and (ii) if any excess proceeds remain after prepaying all of the Borrowings of Revolving Loans as a result of any LC Exposure, Cash Collateralize such excess as provided in Section 2.09(j). Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(g) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings of Revolving Loans pursuant to this Section 3.04(g) shall be applied ratably to the Revolving Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(g) shall be accompanied by accrued interest to the extent required by Section 3.02. Notwithstanding anything to the contrary contained in this Agreement, prepayments under this Section 3.04(e) shall be without premium or penalty.

Section 3.05 Fees.

(a) Revolving Credit Commitment Fees. Subject to Section 4.03(c)(i), the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at the Revolving Credit Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Credit Commitment of such Revolving Credit Lender during the period from and including the date of this Agreement to but excluding the Revolving Loan Termination Date (it being understood that the LC Exposure shall constitute usage of the Revolving Credit Commitments for purposes of this Section 3.05(a)). Accrued revolving credit commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Revolving Loan Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the

Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 board of directors or other applicable governing body with respect to the authorization of such Credit Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the directors and/or officers of such Credit Party
(y)who are authorized to sign the Loan Documents to which such Credit Party is a party and
(z)who will, until removed from the board of directors or replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized directors and/or officers, and (iv) the articles or certificate of incorporation and bylaws or memorandum and articles of association (or other organizational documents) of such Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(i)The Administrative Agent shall have received certificates of the appropriate Governmental Authorities with respect to the existence, qualification and good standing of each Credit Party.

(ii)The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(iii)The Administrative Agent shall have received duly executed Notes and the Colombian Notes payable to each Lender in a principal amount equal to its Maximum Revolving Credit Amount dated as of the Effective Date.

(iv)The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, the Bermuda Security Documents, the Colombian Security Documents, the Cayman Security Documents, the Canadian Security Documents, and the other Security Instruments described on Exhibit E, together with share certificates, share transfer instruments, registers, direction letters, ~~acknowledgement~~ acknowledgment notices, memoranda and any other documents in connection with the Liens created thereby as the Administrative Agent may reasonably require, and in the case of the Colombian Security Documents, duly filed and (if applicable) recorded before the competent Registry of Security over Movable Assets substantially concurrently with the Effective Date. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall have received:

(1)appropriate governmental or third party search certificates (including, if applicable, UCC search certificates) as it may require reflecting no prior Liens encumbering the Properties of the Credit Parties for each of the following jurisdictions: Colombia, the Cayman Islands, Alberta, Delaware, District of Columbia, Nevada, Utah, and any other jurisdiction reasonably requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
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(q)The Administrative Agent and the Lenders shall have received, to the extent requested by the Administrative Agent or a Lender and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

(r)The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on September 30, 2015 (and, in the event such conditions are not so satisfied or waived, the Revolving Credit Commitments shall terminate at such time).

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall have occurred and be continuing.

(b)The representations and warranties of the Credit Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

(c)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.04 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.09(b), as applicable.

(d)At the time of and immediately after giving effect to such Borrowing and the use of proceeds thereof or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower together with the other Credit Parties, shall not have any Excess Cash.

Each request for a Borrowing of Loans under Section 2.02 and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) ~~and (b~~, (b) and (d).

Section 6.03 Additional Conditions to Credit Events. In addition to the conditions precedent set forth in Section 6.02, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the LC Exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or the Borrower will Cash Collateralize the LC Exposure in accordance with Section 4.03(c)(iii), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in accordance with Section 4.03(c)(iii)(A) (and Defaulting Lenders shall not participate therein).

ARTICLE VII
Representations and Warranties

The Parent and the Borrower each represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each Credit Party is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (and in the case of the Colombian Branch, has been duly formed and validly existing as a branch of an oil exploration production related company in good standing (where applicable) under the laws of Colombia), has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Credit Party’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Material Document to which any Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and subject to any law regarding financial assistance as set forth in Article 143.2 et seq. of the law approved by Royal Legislative Decree 1/ 2010 of 2 July under the title Ley de Sociedades de Capital (Corporate Enterprises Act) of The Kingdom of Spain, as such law may be amended or replaced from time to time.

Section 7.03 Approvals; No Conflicts. The Transactions (other than the Material Documents) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, the Borrower or any other

Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or any Material Document against any Credit Party or the consummation of the Loan Documents, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and the other Loan Documents and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon any Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a)The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for (i) the fiscal year ended December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants and (ii) for the fiscal quarter ended June 30, 2015. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b)Since December 31, 2014, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c)As of the Ninth Amendment Effective Date, neither the Parent nor any Restricted Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships or liabilities for Taxes, except as referred to or reflected or provided for in the Financial Statements and except for intercompany Debt permitted hereby.

Section 7.05 Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting any Restricted Subsidiary or involving any Material Document (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule ~~Section~~ 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, information of a general industry-wide nature or economic nature and other forward looking information, the Parent and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished, it being understood that such projections are not to be viewed as facts and that actual results during the period covered by any such projections may differ significantly from the projected results. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein.

Section 7.11 Insurance. The Parent has, and has caused all Credit Parties to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Subsidiaries. Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies in respect of all insurance covering Oil and Gas Properties of the Credit Parties and the Administrative Agent has been named as loss payee with respect to Property loss insurance in respect of all insurance covering Oil and Gas Properties of the Credit Parties.

Section 7.12 [Intentionally Omitted]. Section 7.13 Subsidiaries.
(a)As of the ~~Eleventh~~ Fourteenth Amendment Effective Date, set forth on Schedule 7.13, is (i) a true and complete list of each Subsidiary and each Person holding ownership interests in such Subsidiary, and (ii) a true and complete description of the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

(b)Except as disclosed in Schedule 7.13, or as disclosed in writing to the Administrative Agent, which shall promptly furnish a copy to the Lenders, and which shall be a supplement to Schedule 7.13, (i) each of the Parent and the Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Instruments), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown therein to be held by it,
a.all of the issued and outstanding Equity Interests of each such Person has been duly authorized and is validly issued, fully paid and nonassessable, and (iii) there are no outstanding Equity Rights with respect to such Person.

(c)Each Guarantor (other than the Parent) is a Wholly-Owned Subsidiary.

such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.16 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Credit Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Credit Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of any Credit Party is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of any Credit Party is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Credit Party. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Credit Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Credit Party, in a manner consistent with Credit Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.16 could not reasonably be expected to have a Material Adverse Effect).

Section 7.17 Marketing of Production.

(a)Schedule 1.02(c) sets forth as of the ~~Ninth~~ Fourteenth Amendment Effective Date a true and complete list of (i) all Persons to whom each Credit Party sells crude oil and any other Hydrocarbons and (ii) all contracts for the purchase and sale of crude oil and any other Hydrocarbons to which the any Credit Party is a party.

(b)Each contract for the purchase and sale of crude oil and other Hydrocarbons to which each Credit Party is a party is an Offtake Agreement.

(c)Each Person to whom any Credit Party sells crude oil and other Hydrocarbons is an Eligible Buyer.

bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

Section 7.23 Anti-Corruption Laws and Sanctions. Each of the Parent and its Subsidiaries and its and their respective officers and employees and, to the knowledge of the Parent or the Borrower, the respective directors and agents of the Parent or any Subsidiary are in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (a) Anti- Corruption Laws or Anti-Money Laundering Laws and (a) the PATRIOT Act, in each case, in all material respects and have not violated any applicable Sanctions. None of (a) the Parent or its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent or the Borrower, any agent of the Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established by this Agreement, is a Sanctioned Person or is engaged in any activity which is prohibited under Sanctions, including without limitation, (i) any direct or, to the knowledge of the Parent or the Borrower, indirect dealings involving or benefitting (A) a Person that is listed on, or owned or controlled by, or acting on behalf of a Sanctioned Person; (B) a Person located in, organized under, or owned or controlled by, or acting on behalf of, a Person located in or organized under the laws of Sanctioned Country;
(C)a Person that is owned or controlled by, or acting for or on behalf of, or providing assistance, support or services of any kind to, or otherwise associated with any Person in (A) or (B); (ii) any business or making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in (A)-(C); (iii) any dealing in, or otherwise engaging in any transaction relating to any property or interests in property subject to prohibitions under Sanctions; and
(iv)any transaction that evades, avoids or attempts to violate any of the prohibitions set forth in the Sanctions or has such a purpose.

Section 7.24 Anti-Terrorism Laws/OFAC. Neither the Parent, nor any of its Subsidiaries, nor, to the knowledge of the Parent or the Borrower, any of its Affiliates nor any of the respective officers, directors or agents of the Parent, such Subsidiaries or such Affiliates (a) has violated or is in violation of Anti-Terrorism Laws, (b) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, (c) is a Sanctioned Person, (d) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (e) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (f) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 7.25 Foreign Exchange Special Regime. Each Colombian Branch is subject to, and in compliance with, the corresponding foreign exchange special regime applicable to oil sector companies, composed by External Resolution 8 of 2000 and circular reglamentaria externa

DCIN- 83, both issued by the Colombian Central Bank (Banco de la Republica), and by Decree 2080 of 2000 issued by Ministry of Finance and Public Credit (Ministerio de Hacienda y Credito Publico).

Section 7.26 Investment Company Act. Neither the Parent nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

ARTICLE VIII
Affirmative Covenants

Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated (or other arrangements satisfactory to the Issuing Bank in respect thereto have been made) and all LC Disbursements shall have been reimbursed, the Parent and the Borrower each covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent will furnish to the Administrative Agent (for provision of the same to each Lender):

1.Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

2.Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

3.Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer substantially in the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 (except for Section 9.01(a) during the

Covenant Relief Period), (iii) setting forth reasonably detailed calculations of Adjusted Consolidated Net Income, (iv) specifying that there has been no change in the list of Material Subsidiaries, Restricted counterparties, or any Swap Agreement to which the Parent or any Restricted Subsidiary is a party is Liquidated, in each case with a Fair Market Value in excess of the greater of $10,000,000 and 5% of the Borrowing Base (when combined with the Fair Market value described in clause (i) above), prompt written notice of the receipt of such early termination notice or such Liquidation (in the case of a voluntary Liquidation of any Swap Agreement, written notice no less than one
(1) Business Days’ following the date thereof), as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(m)Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event having a Fair Market Value in excess of the greater of (i) $10,000,000 and (ii) 5% of the then effective Borrowing Base, or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a Fair Market Value in excess of the greater of (A) $10,000,000 and (B) 5% of the then effective Borrowing Base.

(n)Information Regarding Guarantors. Prompt written notice (and in any event within ten (10) days) of any change in (i) any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties,
(ii) the location of any Guarantor’s chief executive office or principal place of business, (iii) any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) any Guarantor’s taxpayer identification number.

(o)Production Report ~~and~~ ; Operating Statements; Shut-In Notice.

(i)On or before April 1 and October 1 of each year, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales), including gross production and net production after royalties, for each such calendar month from the Oil and Gas Properties of the Credit Parties, and setting forth the related ad valorem, severance and production taxes and operating expenses attributable thereto and incurred for each such calendar month, and such other related information as the Administrative Agent may reasonably request.

(ii)No later than April 30 of each year, a report prepared by or on behalf of the Parent detailing (A) the projected production of Hydrocarbons by the Credit Parties in each of the next four fiscal quarters and the assumptions used in calculating such projections, (B) an annual operating budget for the Credit Parties for the forthcoming fiscal year, and (C) the projected capital expenditures to be incurred by the Credit Parties in each of the next four fiscal quarters, with a breakdown of those capital expenditures to be used for the development of proved undeveloped reserves in the Oil and Gas Properties of the Credit Parties (including the Colombian Hydrocarbon Properties), and the assumptions used in calculating such projections.

(iii)Promptly, and as soon as practically possible, following (A) any date on which any Credit Party has shut-in previously producing wells , which is reasonably expected to reduce average daily production for the fiscal quarter in which such shut-in occurs , by at least 10% of the Credit Parties’ forecasted aggregate average daily production for such fiscal quarter, as indicated in the most recent production report delivered pursuant to Section 8.01(o)(i) above or (B) any date on which the Credit Parties’ aggregate production from existing Oil and Gas Properties has decreased by more than ten percent (10%) from the most recent notice delivered as a result of the foregoing clause (A), the Borrower shall notify the Administrative Agent of such shut-in and shall furnish to the Administrative Agent a reasonably detailed report in respect , setting forth (1) the names and identifying information of the shut-in Oil and Gas Properties the lack of production from which has resulted in such decrease, (2) the reasonably expected production which has been lost as a result of such shutting-in and (3) the date on which it is expected that such shut-in Oil and Gas Properties shall cease to be shut-in.

a.Notices of Certain Changes. Promptly, but in any event within ten (10) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of any Credit Party.

b.Material Changes. Promptly after any material change in royalties or taxes, or the confiscation, condemnation, seizure, forfeiture or expropriation in respect of any Oil and Gas Properties of any Credit Party.

c.Certificate of Financial Officer – Environmental Laws; Corporate Social Responsibility. Promptly, but no later than ninety (90) days following the end of each fiscal year of the Parent, a certificate of a Responsible Officer of the Parent, in form and substance reasonably satisfactory to the Administrative Agent, confirming compliance with Section 7.06, or details of any potential or actual material deviation therefrom, together with details of the actions being taken to respond to and remedy the situation.

d.Notices under Concession Agreements. Promptly after receipt thereof, copies of any requirement that any Colombian Branch receives from ANH or Ecopetrol S.A. that results or may result in the early termination (caducidad) of one or more of the Concession Agreements.

e.Notice of Senior Debt Issuance. Written notice at least three (3) days (or such later date as the Administrative Agent may agree) prior to the issuance of any Senior Debt as contemplated by Section 9.02(g), the anticipated amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any), the final offering memorandum (if any) and the most recent draft of the indenture available at such time (if any) relating to such offering of Senior Debt.

f.Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

g.Know Your Customer Regulations. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative

Agent or any Lender for purposes of compliance with applicable “know your customer” and anti- money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, to the extent the Borrower is a “legal entity customer” as defined therein, the Beneficial Ownership Regulation.

a.Amendment to Permitted Advance Purchase Agreement. Promptly, and in any event within ten (10) days after the execution thereof, a true and complete copy of any amendment, modification, waiver or consent with respect to any Permitted Advance Purchase Agreement.

Any financial statement or filing required to be furnished pursuant to Section 8.01(a), Section 8.01(b) or Section 8.01(h) shall be deemed to have been furnished on the date on which the Borrower has notified the Administrative Agent that the Parent or the Borrower has filed such financial statement or filing with either (i) the Securities and Exchange Commission and such financial statement is available on the EDGAR website at www.sec.gov or
(ii) the Canadian Securities Administrators and such financial statement is available on the SEDAR website at www.sedar.com.

Section 8.02 Notices of Material Events. The Parent will furnish to the Administrative Agent (for provision of the same to each Lender) prompt (and in any event within three
(3)Business Days) written notice after a Responsible Officer of the Parent or of the Borrower obtains knowledge of any of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent or any Restricted Subsidiary thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of the greater of (x) $10,000,000 and (y) 5% of the then effective Borrowing Base and not fully covered by insurance, subject to normal deductibles; ~~and~~

(c)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.; and

(d)the occurrence of any event which requires any payment of the Credit Parties’ obligations (including prior to the original due date thereof) under any Permitted Advance Payment Agreement.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Parent will, and will cause each other Credit Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises

(g) shall not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary, other than to the extent permitted under Section 9.02.

Section 8.16 Minimum Hedging Requirement. Within ten (10) Business Days after the first funding under any Permitted Advance Payment Agreement, the Credit Parties shall enter into and maintain Swap Contracts, the net notional volumes (when aggregated with other commodity Swap Contracts then in effect) for which are not less than one hundred percent (100%) of the minimum amount of production required to be sold under all Permitted Advance Payment Agreements on a monthly basis throughout the shortest of (i) the subsequent twelve (12) month period, (ii) the period ending on the first (1st) anniversary of the Revolving Credit Maturity Date and (iii) the tenor of such Permitted Advance Payment Agreements.

ARTICLE IX
Negative Covenants

Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or other arrangements satisfactory to the Issuing Bank in respect thereto have been made) and all LC Disbursements shall have been reimbursed, the Parent and the Borrower each covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a)Ratio of Total Debt to EBITDAX. ~~The~~ From and after the Covenant Relief Period Expiration Date, the Parent will not, as of the last day of any fiscal quarter, permit the ratio of Total Debt as of such date to EBITDAX for the four fiscal quarters ending on such date to be greater than 4.00 to ~~1.0~~1.00.

(b)Senior Secured Leverage Ratio. The Parent will not (i) during the Covenant Relief Period, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2020, permit the Senior Secured Leverage Ratio as of such date to be greater than 2.50 to 1.00 and (ii) from and after the Covenant Relief Period Expiration Date, as of the last day of any fiscal quarter thereafter, permit the Senior Secured Leverage Ratio as of such date, to be greater than 3.00 to 1.00.

(c)Interest Coverage Ratio. The Parent will not (i) as of last day of the fiscal quarters ending (x) June 30, ~~as of the last day of any fiscal quarter~~2020 and (y) September 30, 2020, in each case, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0, (ii) as of the last day of the fiscal quarters ending (x) December 31, 2020 and (y) March 31, 2021, in each case, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.0 to 1.0 and (iii) as of the last day of any fiscal quarter thereafter, commencing on the fiscal quarter ending June 30, 2021, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.

Section 9.02 Debt. The Parent will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)the Loans or other Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations arising under the Loan Documents and the other Secured Obligations.

(b)[Intentionally Omitted].

(c)Debt under Capital Leases or incurred in the ordinary course of business to pay the deferred purchase price of property or services or the costs of constructing or improving any property or progress payments in connection with such property or services, not to exceed an aggregate outstanding principal amount of ~~the greater of (c) $10,000,000 and (c)~~ 5% of the Borrowing Base in effect at the time of incurrence thereof.

(d)Debt (other than Permitted EDC Debt) associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of its Oil and Gas Properties.

(e)intercompany Debt (i) between or among Credit Parties, (ii) existing on the Fourteenth Amendment Effective Date owed by the Parent, the Borrower, or any Restricted Subsidiary to Unrestricted Subsidiaries or Restricted Subsidiaries that are not Credit Parties, provided any such Debt owed by a Credit Party is expressly subordinated to the Secured Obligations on terms acceptable to the Administrative Agent and is not pledged to any Person other than the Administrative Agent, ~~or (e)~~(iii) ~~owed by~~ from and after the Covenant Relief Period Expiration Date, owed by the Parent, the Borrower, or any Restricted Subsidiary to Unrestricted Subsidiaries or Restricted Subsidiaries that are not Credit Parties, provided any such Debt owed by a Credit Party is expressly subordinated to the Secured Obligations on terms acceptable to the Administrative Agent and is not pledged to any Person other than the Administrative Agent or (iv) owed by any Restricted Subsidiary to any Credit Party.

(f)any Excepted Debt.

(g)Senior Debt of the Parent or any other Credit Party, and any guarantees thereof, the principal amount of which does not exceed ~~(i) $1,000,000,000 minus (ii) the~~ outstanding principal amount of any Debt incurred pursuant to Section 9.02(h), at any time outstanding; provided, that: (g) before giving effect to the incurrence of any such Senior Debt, no Default or Event of Default exists and immediately after giving effect to the incurrence of any such Senior Debt, no Default or Event of Default or Borrowing Base Deficiency exists (after giving effect to any concurrent repayment of Debt with the proceeds of such incurrence, if any); (g) the Parent is in Pro Forma Compliance after giving effect to the incurrence of any such Debt and the transactions contemplated thereby and any repayment of Debt with the proceeds thereof (and the Parent shall deliver to the Administrative Agent on the date of incurrence thereof a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating Pro

Forma Compliance); (g) such Senior Debt does not have any scheduled principal amortization prior to the date which is one hundred-eighty days after the Revolving Credit Maturity Date (as in effect on the date of the incurrence of such Senior Debt); (g) such Senior Debt does not have a scheduled maturity sooner than the date which is one hundred-eighty days after the Revolving Credit Maturity Date (as in effect on the date of the incurrence of such Senior Debt); (g) no Subsidiary is required to guarantee such Senior Debt unless such Subsidiary has guaranteed the Secured Obligations pursuant to the Guaranty Agreement (by supplement, joinder or otherwise) and/or one or more other guaranty agreements on terms satisfactory in form and substance to the Administrative Agent; (g) if such Senior Debt is senior subordinated Debt, such Senior Debt is expressly subordinate to the payment in full of all of the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (g) such Senior Debt and any guarantees thereof are on terms, taken as a whole, no more restrictive on the Parent or any other Credit Party than the terms and conditions of this Agreement, taken as a whole, as reasonably determined by a Responsible Officer of the Parent, acting in good faith, and certified to the Administrative Agent; and (g) such Senior Debt does not have any mandatory prepayment or mandatory redemption provisions (other than customary change of control or asset sale tender offer provisions and, in the case of any Convertible Senior Notes, customary provisions requiring the repurchase of such Convertible Senior Notes upon the occurrence of a Fundamental Change) that would require a mandatory prepayment or redemption in priority to the Secured ~~Obligations.~~$600,000,000 and any Permitted Refinancing Debt in respect thereof.

a.From and after the Covenant Relief Period Expiration Date, Debt under a Colombian Peso denominated unsecured credit facility with a commercial bank or a syndicate of commercial banks in an aggregate outstanding principal amount not to exceed the US Dollar equivalent of $30,000,000 (determined as of the closing date of such Colombian Peso denominated unsecured credit facility based on a prevailing exchange rate selected by the Administrative Agent in its reasonable discretion); provided that: (i) such Debt is unsecured; (ii) such Debt does not have any restriction on the ability of the Borrower or any Credit Party to amend, supplement or modify this Agreement or the other Loan Documents, (iii) such Debt does not have any restrictions on the ability of the Borrower or any other Credit Party to guarantee the Secured Obligations or pledge assets as collateral security for the Secured Obligations, and (iv) the credit agreement governing such Debt is, taken as a whole, no more restrictive on the Parent and the Restricted Subsidiaries than the terms and conditions of this Agreement, taken as a whole, as reasonably determined by a Responsible Officer of the Parent, acting in good faith, and certified to the Administrative Agent, and the terms and conditions of such Debt shall not breach any of the terms and conditions of this Agreement or any other Loan Document.

b.From and after the Covenant Relief Period Expiration Date, Debt incurred by any Credit Party, the aggregate outstanding principal amount of which does not exceed five percent (5%) of the Borrowing Base in effect at the time of such incurrence.

c.From and after the Covenant Relief Period Expiration Date, Debt of a Person existing at the time such Person is acquired by the Parent, the Borrower or any Restricted Subsidiary to the extent such acquisition constitutes a Permitted Acquisition (and not created in anticipation or contemplation thereof); provided that the Parent is in Pro Forma Compliance after giving effect to the incurrence of any such Debt and the transactions contemplated thereby (and the Parent shall deliver to the Administrative Agent on the date of incurrence thereof a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating Pro Forma Compliance).

a.Permitted EDC Debt.

b.Unsecured Debt constituting obligations under any Permitted Advance Payment Agreement in an aggregate amount not to exceed $50,000,000.00; provided that such Debt shall at all times be subject to a Subordination Agreement.

Section 9.03 Liens. The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)Liens securing the payment of any Secured Obligations.

(b)[Intentionally Omitted].

(c)Excepted Liens.

(d)Liens securing Capital Leases or Debt permitted by Section 9.02(c) but only on the Property under lease or the property purchased, constructed or improved and on any general intangibles and proceeds related thereto and accessions, accessories and upgrades in respect of such leased, purchased, constructed or improved property.

(e)Liens on Property not constituting Collateral securing Debt or other obligations and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate outstanding principal amount (including the face amount of all letters of credit or similar instruments) secured under this Section 9.03(e) shall not exceed the greater of
(i)$5,000,000 and (ii) 2.5% of the then-effective Borrowing Base to the extent such Liens (x) are existing on the Fourteenth Amendment Effective Date and were permitted under this Agreement at the time granted or (y) are granted on and after the Covenant Relief Period Expiration Date.

(f)Liens on Property of a Person (excluding any Property given credit in the Borrowing Base) existing at the time such Person is acquired by the Parent, the Borrower or any Restricted Subsidiary to the extent such acquisition constitutes a Permitted Acquisition (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements, accessions, upgrades, accessories and products and proceeds in respect of such Property) to the extent such Liens (x) are existing on the Fourteenth Amendment Effective Date and were permitted under this Agreement at the time granted or (y) are granted on and after the Covenant Relief Period Expiration Date.

(g)Liens securing Debt permitted by Section 9.02(i), (x) existing on the Fourteenth Amendment Effective Date that were permitted under this Agreement at the time granted or (y) granted on and after the Covenant Relief Period Expiration Date.

(h)Liens on Equity Interests in Unrestricted Subsidiaries (x) existing on the Fourteenth Amendment Effective Date that were permitted under this Agreement at the time granted or (y) granted on and after the Covenant Relief Period Expiration Date.

a.From and after the Covenant Relief Period Expiration Date, Liens securing Debt permitted by Section 9.02(k) which are subject to an Intercreditor Agreement.

Section 9.04 Restricted Payments; Repayment of Senior Debt; Amendments to Terms of Senior Debt and Permitted Advance Purchase Agreement.

(a)Restricted Payments.

~~Restricted Payments. The~~ (i) During the Covenant Relief Period, the Parent will not, and will not permit any other Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (~~(a)~~A) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries, (B) Permitted Tax Distributions; ~~(a); (a)~~, (C) any Credit Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), and (D) any Credit Party (other than the Parent) may declare and pay dividends with respect to its Equity Interests to the direct holders of its Equity Interests that are other Credit Parties.

i.From and after the Covenant Relief Period Expiration Date, the Parent will not, and will not permit any other Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (A) any Credit Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (B) any Credit Party (other than the Parent) may declare and pay dividends with respect to its Equity Interests to the direct holders of its Equity Interests that are other Credit Parties; (C) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries; (~~(a)~~D) Permitted Tax Distributions, (~~(a)~~E) Restricted Payments in an aggregate amount in any calendar year not to exceed~~, when added to the amount of any Redemptions made pursuant to (a) Section 9.04(b)(i)(D), the greater of (x)~~
~~$50,000,000.00 and (y) ten percent (10~~ five percent (5%) of the Borrowing Base in effect at the time of the making of such Restricted Payment; provided, that both before and immediately after giving effect to such Restricted Payment~~, (a)~~ under this clause (E), (1) no Default, Event of Default or Borrowing Base Deficiency exists, ~~(a)~~(2) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and ~~(a)~~(3) the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%), (~~(a)~~F) any Credit Party may make required cash interest payments on any Convertible Senior Notes, (~~(a)~~G) any Credit Party may make any payment in, and/or delivery of, its common stock in satisfaction of the Parent’s obligations in respect of any Convertible Senior Notes upon conversion or exchange of such Convertible Senior Notes, (~~(a)~~H) any Redemption by any Credit Party of any Convertible Senior Notes upon the occurrence of a Fundamental Change to the extent such Redemption constitutes a Restricted Payment and (~~(a)~~I) any Credit Party may pay cash in lieu of fractional shares in connection with any conversion or exchange of any Convertible Senior Notes.

(b)Repayment of Senior Debt and Debt Under any Permitted Advance Purchase Agreement; Amendment to Terms of Senior Debt and Permitted Advance Purchase

Agreements. The Parent will not, and will not permit any of its Restricted Subsidiaries to, prior to the date that is one hundred-eighty (180) days after the Revolving Credit Maturity Date:

1.call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the principal amount of any Senior Debt, other than :(A) as the result of the conversion of Senior Debt into (and solely for without the payment of cash) Equity Interests (other than Disqualified Capital Stock) of the Parent, (B) with the Net Cash Proceeds of (1) a substantially concurrent (for this purpose meaning 30 days) offering of Equity Interests (other than Disqualified Capital Stock) of the Parent or (2) Permitted Refinancing Debt or (3) with the net cash proceeds of a sale of Gran Tierra Resources’ Equity Interests in PetroTal.

~~i.as the result of the conversion of Senior Debt into Equity Interests of the Borrower (other than Disqualified Capital Stock);~~

~~ii.~~with the net cash proceeds of a substantially concurrent (for ~~this purpose meaning 30 days) offering of Equity Interests (other than Disqualified Capital Stock) or Permitted Refinancing Debt;~~

~~iii.~~cash payments made in lieu of fractional shares in settlement ~~of obligations under any indenture pursuant to which any Convertible Senior Notes are issued upon the conversion or required repurchase of any such Convertible Senior Notes thereunder; or~~

~~voluntary Redemptions of Senior Debt in an aggregate amount in any calendar year not to exceed, when added to the amount of any Restricted Payments made pursuant to (D)Section 9.04(a)(v), the greater of (x) $50,000,000.00 and (y) ten percent (10%) of the Borrowing Base in effect at the time of the making of such Redemption; provided, that both before and immediately after giving effect to such Redemption, (D)(D) no Default, Event of Default or Borrowing Base Deficiency exists, (D)(D) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (D)(D) the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%);~~

For the avoidance of doubt, the issuance of Senior Debt pursuant to an Exchange Offer in exchange for previously issued Senior Debt shall not constitute a Redemption of such Senior Debt.

2.(A) during the Covenant Relief Period, make any payment, including but not limited to shortfall payments, any payment in full of all of the Credit Parties’ obligations under any Permitted Advance Payment Agreement prior to the original due date thereof or otherwise, pursuant to any Permitted Advance Purchase Agreement without the consent of the Required Revolving Credit Lenders other than with the Net Cash Proceeds of (1) a substantially concurrent (for this purpose meaning 30 days) offering of Equity Interests (other than Disqualified Capital Stock) of the Parent or (2) Permitted Refinancing Debt; provided that, notwithstanding anything in this clause (ii)(A) to the contrary during the Covenant Relief Period, the Parent or any of its Restricted Subsidiaries may make shortfall payments in connection with any Permitted Advance Payment Agreement if (1) both before and immediately after giving effect to such payment (aa) no Default, Event of Default or Borrowing Base Deficiency shall have occurred and is continuing, (bb) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.50 to 1.00 and (cc) the Borrowing Base Utilization Percentage shall not exceed seventy- five percent (75%) and (2) the Agent shall have received a certificate of a Responsible Officer of the Parent certifying as to the foregoing and setting forth the date and amount of such payment and (B) from and after the Covenant Relief Period, make any payment (including, but not limited to shortfall payments, any payment in full of all of the Credit Parties’ obligations under any Permitted Advance Payment Agreement prior to the original due date thereof, or otherwise) pursuant to any Permitted Advance Purchase Agreement other than with the Net Cash Proceeds of (1) a substantially concurrent (for this purpose meaning 30 days) offering of Equity Interests (other than Disqualified Capital Stock) of the Parent or (2) Permitted Refinancing Debt unless (aa) both before and immediately after giving effect to such payment (x) no Default, Event of Default or Borrowing Base Deficiency shall have occurred and is continuing, (y) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (z) the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%) and (bb) the Agent shall have received a certificate of a Responsible Officer of the Parent certifying as to the foregoing and setting forth the date and amount of such payment.

1.(A)~~(ii)~~ amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Debt or any Senior Debt Document if (1) the effect thereof would be to shorten its maturity or average life, in either case to a date that is prior to one hundred-eighty days after the Revolving Credit Maturity Date, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (2) such action requires the payment of a consent fee (howsoever described) unless, both before and immediately after giving effect thereto, (aa) no Default, Event of Default or Borrowing Base Deficiency exists, (bb) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (cc) the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%); provided that the foregoing shall not prohibit (x) the execution of supplemental indentures associated with the incurrence of additional Senior Debt to the extent permitted by Section 9.02(g), (y) the execution of supplemental indentures or other modifications for the correction of defects, ambiguities or deficiencies which can be adopted without consent of any of the holders of the Senior Debt or
(z) the execution of supplemental indentures to add guarantors if required by the terms of any Senior Debt Document; provided such Person complies with Section 8.14(a) and becomes a Guarantor, or (B) with respect to any Senior Debt that is subordinated to the Secured Obligations or any other Debt, designate any Debt (other than obligations of the Parent, the Borrower and the Restricted Subsidiaries pursuant to any other Senior Debt that is not so subordinated or the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Senior Debt Document related to Senior Debt that is subordinated to the Secured Obligations or any other Debt. For the avoidance of doubt, shares of common stock and cash issued in lieu of fractional shares of common stock, in each case issued upon conversion or exchange of any Convertible Senior Notes shall not be prohibited by this Section 9.04(b).

(c) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Advance Payment Agreement in a manner adverse to the Lenders, it being agreed that (A) any additional event which requires the immediate payment in full of all of the Credit Parties’ obligations under any Advance Payment Agreement prior to the stated due date thereof, (B) any requirement that any amount of money be paid, prepaid or repaid under any Permitted Advance Payment Agreement on an earlier date or dates than as set forth in such Permitted Advance Payment Agreement on the date of execution thereof or (C) any increase in the interest rate or amount of production required to be delivered thereunder, in each case, shall be deemed to be adverse to the Lenders.

Section 9.05 Investments, Loans and Advances. The Parent will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)Investments reflected in the Financial Statements or Investments which are outstanding as of the Ninth Amendment Effective Date as set forth on Schedule 9.05.

(b)accounts receivable arising in the ordinary course of business.

(c)direct obligations of the United States, Canada, or any agency thereof, or obligations guaranteed by the United States, Canada, or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)commercial paper maturing within one year from the date of creation thereof rated no lower than A2 or P2 by S&P, Moody’s, Dominion Bond Rating Service Limited or Canada Bond Rating Service.

(e)(i) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or Canada or of any other bank or trust company which is organized under the laws of the United States or any state thereof or Canada or any province thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P, Moody’s, Dominion Bond Rating Service Limited or Canada Bond Rating Service and (ii) so long as no Excess Cash exists, certificates of deposit or time deposits with banks located in Panama, Colombia, Barbados or Bermuda in the ordinary course of business and, with respect to such deposits described in this clause (ii) not to exceed the equivalent of $50,000,000 or such lesser amount as may be reasonably required to be deposited by the Credit Parties in the ordinary course of business, in each case under this clause (ii) , exclusive of any such deposits in which the Administrative Agent has a first priority perfected security interest; provided that (x) any certificate of deposit in existence on the Fourteenth Amendment Date (but not renewals thereof) and (y) any certificate of deposit that is permitted under this clause (ii) at the time opened or entered into (but not renewals thereof) shall, in each case, be permitted hereunder regardless of whether Excess Cash exists during the term of any such certificate of deposit.

(f)deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)(i) Investments made by any Credit Party in or to any Credit Party or any Person who concurrently becomes a Restricted Subsidiary concurrently with the making of such Investment and who will become a Guarantor pursuant to Section 8.14(a), (ii)~~ii~~ Investments made by any Restricted Subsidiary in or to any Credit Party and (iii)~~iii~~ Investments made by any Credit

Party in or to any Restricted Subsidiaries which are not Credit Parties (x) existing on the Fourteenth Amendment Effective Date that were permitted under this Agreement when made or (y) made from and after the Covenant Relief Period Expiration Date; provided that, with respect to this clause (iii) in respect of Investments made by any Credit Party, (A) both before and immediately after giving effect to any such Investment, no Default shall exist, and (B) after giving effect to any such Investment, the Borrowing Base Utilization Percentage shall not exceed ninety percent (90%).

a.Subject to Section 9.17, Investments in direct ownership interests in additional Oil and Gas Properties; provided that no Default shall have occurred and be continuing or would result therefrom.

b.Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to any Credit Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of any Credit Party; provided that the Parent shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000.

c.Subject to Section 9.17, other Investments in an aggregate amount (measured at the time such Investments are made) not to exceed five percent (5%) of the Borrowing Base in effect at the time of making such Investment.

d.Investments made with Equity Interests of the Parent.

i.~~(l)~~Investments in (~~x~~i) Unrestricted Subsidiaries~~, (y~~ (x) existing on the Fourteenth Amendment Effective Date that were permitted under this Agreement when made, (y) during the Covenant Relief Period, not to exceed $500,000 in the aggregate and (z) from and after the Covenant Relief Period Expiration Date, not to exceed five percent (5%) of the Borrowing Base then in effect at the time made, (ii) Persons that are not Subsidiaries ~~and (z~~from and after the Covenant Relief Period Expiration Date, not to exceed five percent (5%) of the Borrowing Base then in effect at the time made and (iii) Ecuadorian Oil and Gas Properties, (A) during the Covenant Relief Period in an aggregate amount not to exceed $4,000,000, to be used solely to pay for existing capital expenditure commitments with respect thereto and (B) from and after the Covenant Relief Period Expiration Date, in each case, made with all or a portion of the Available Amount on the date that a Responsible Officer of the Parent elects to apply all or a portion thereof pursuant to this Section ~~9.05(l~~9.05(k); provided that in each case of the foregoing clauses (~~x~~i), (ii) ~~through~~ and (~~z~~iii)(B), (iA) after giving effect to such Investment on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (~~ii~~B) after giving effect to any such Investment, the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%).

ii.~~(m)~~Subject to Section 9.17, Investments made with the amount of Net Cash Proceeds of any Permitted Equity Issuance after the Ninth Amendment Effective Date, within forty five days of the date of issuance thereof; provided that (i) after giving effect to such
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Investment on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (ii)

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after giving effect to any such Investment, the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%).

i.(i)~~(n)~~ Investments consisting of Equity Interests, other than Disqualified Capital Stock, resulting from any of the conversion of Debt set forth on Schedule 9.05 in the Person listed as the debtor with respect to such applicable Debt, (ii) the conversion of Investments consisting of other Debt or Equity Interests otherwise permitted hereunder, in each case, into Equity Interests (other than Disqualified Capital Stock) in the Person listed as Debtor with respect to such converted Debt or which issued such converted Equity Interests; provided, that, for the avoidance of doubt, for the foregoing clauses (i) and (ii), (x) no Credit Party may make further contributions to such Person as a result of ownership of such Equity Interests, or the permitted conversion of Equity Interests or Debt pursuant to this Section ~~9.05(n~~9.05(m) except as otherwise permitted hereunder, (y) any Equity Interests received as a result of such conversion with respect to Investments otherwise permitted pursuant to another clause of this Section 9.05 shall continue to be Investments existing pursuant to such clause (and not this Section ~~9.05(n~~9.05(m)) and (z) any conversion of Investments initially made pursuant to and permitted by another clause of this Section 9.05 shall not be subject to any of the conditions precedent to the making of such Investment set forth therein at the time of such conversion or the notice requirements set forth in any clause of this Section, and (iii) (x) Investments in or to any Restricted Subsidiary that is not a Credit Party or an Unrestricted Subsidiary that are otherwise permitted under Section 9.05 ~~and~~ existing on the Fourteenth Amendment Effective Date that were permitted under this Agreement when made and (y) from and after the Covenant Relief Period Expiration Date, Investments in or to any Restricted Subsidiary that is not a Credit Party or an Unrestricted Subsidiary that are otherwise permitted under Section 9.05, in each case, the obligations of which are transferred to or assumed by a Restricted Subsidiary that is not a Credit Party or an Unrestricted Subsidiary.

For the avoidance of doubt, (a) Investments in Ecuadorian Oil and Gas Properties shall only be permitted pursuant to Section ~~9.05(l~~9.05(k) and (b) notwithstanding anything in this Agreement to the contrary, any acquisition of Ecuadorian Oil and Gas Properties, whether by the direct ownership thereof, the execution of any lease or concession agreement therefor, the commitment to any work program therefor or otherwise, shall be deemed to be an “Investment” for purposes of this Agreement.

Section 9.06 Nature of Business; Unrestricted Subsidiaries.

(a)The Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

(b)[Intentionally Omitted].

(c)From and after the date hereof, the Parent will not, and will not permit any Credit Party to, acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of Colombia, Mexico or Ecuador except (i) Investments in Unrestricted
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Subsidiaries that are otherwise permitted by Section 9.05 and (ii) expenditures (other than in Property or expenditures consisting of deposits or fees associated with purchase agreements of

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Property) in preparation of a potential acquisition, ownership or operation of Oil and Gas Properties (excluding any capital expenditures attributable to the actual acquisition, ownership or operation of Oil and Gas Properties).

a.Subject to Section 9.06(e), any Person that becomes a Subsidiary of the Parent or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

b.The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior to, and immediately after giving effect to, such designation, neither a Default nor a Borrowing Base Deficiency would exist and (ii) such designation is deemed to be (A) an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section ~~9.05(l~~9.05(k) and (B) a disposition of the assets owned by such Subsidiary on the date of such designation for the purposes of Section 9.11(d)(iii). Except as provided in this Section 9.05(e), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

c.The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, after giving effect to such designation, (i) the representations and warranties of the Parent and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would exist, and (iii) the Parent and the Borrower each complies with the requirements of Section 8.14, Section 8.15 and this Section 9.06. Any such designation shall be treated as a cash dividend (including for purposes of calculating the Available Amount) in an amount equal to the lesser of the fair market value of the Parent’s direct and indirect ownership interest in such Subsidiary or the amount of the Parent’s cash investment previously made for purposes of the limitation on Investments under Section 9.05.

Section 9.07 Limitation on Leases. The Parent will not, and will not permit any other Credit Party to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Credit Parties pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $4,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08 Proceeds of Notes. The Parent will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.19.

Section 9.09 Sale or Discount of Receivables. Except for receivables obtained by any Credit Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts
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receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction,

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from proved, developed, producing Oil and Gas Properties of the Credit Parties as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and (iii) with a tenor not to exceed three (3) years.

(b)Swap Agreements entered into by the Parent or the Borrower in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent and the Borrower then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Parent’s or Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements entered into by the Parent or the Borrower effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent and the Borrower then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of the Parent’s Debt for borrowed money which bears interest at a floating rate; and

(c)Swap Agreements in respect of foreign exchange and currency option transactions with an Approved Counterparty to provide protection against fluctuations in currency values; provided that (i) the Parent or any Restricted Subsidiary may enter into unsecured physical Swap Agreements in respect of Colombian Pesos with Persons who are not Approved Counterparties in order to hedge up to (X) 50% of the value of forecasted exposure in the first six months and (Y) up to 25% of the value of forecasted exposure for the next six months and provided, further, that all such Swap Agreements shall be entered into in the ordinary course of business and consistent with prudent business practice and not for speculative purposes.

(d)In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent or any Restricted Subsidiary to post collateral, credit support (including in the form of letters of credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures.

Section 9.16 Material Documents. The Parent will not, and will not permit any other Credit Party to, amend, modify, supplement, cancel or terminate, or waive compliance with respect to, any Material Documents in any manner that is materially adverse to the interests of the Lenders without the prior written consent of the Majority Revolving Credit Lenders (and, provided that the Parent promptly furnishes to the Administrative Agent a copy of such amendment, modification, supplement, cancellation, termination or waiver).

Section 9.17 Acquisitions.

(i)During the Covenant Relief Period, the Parent will not, and will not permit any Restricted Subsidiary or Unrestricted Subsidiary to, (i) acquire any Oil and Gas Property (including by signing a new lease or concession agreement, by contract or otherwise) or Equity Interests in any

Person (other than any Restricted Subsidiary or Unrestricted Subsidiary in existence on Fourteenth Amendment Effective Date) or (ii) merge into or with or consolidate with any other Person (other than any Restricted Subsidiary), for an aggregate consideration for all such acquisitions, mergers and consolidations that exceeds five percent (5%) of the Borrowing Base then in effect at the time of such acquisition, merger or consolidation; provided that, notwithstanding the foregoing, the Parent, any Restricted Subsidiary or Unrestricted Subsidiary may (x) acquire any Oil and Gas Property (including by signing a new lease or concession agreement, by contract or otherwise) or Equity Interests in any Person or (y) merge into or with or consolidate with any other Person, so long as (1) 100% of the consideration used to fund such acquisition, merger or consolidation constitutes direct or indirect Net Cash Proceeds of a Permitted Equity Issuance made within thirty (30) days prior to the consummation of such acquisition, merger or consolidation and (2) the Administrative Agent shall have received a certificate of a Responsible Officer certifying as to the amount of such Net Cash Proceeds and that 100% of the consideration of such acquisition, merger or consolidation constitutes direct or indirect Net Cash Proceeds of a Permitted Equity Issuance made within thirty (30) days prior to the consummation of such acquisition, merger or consolidation in compliance with this Section 9.17(a).

i.From and after the Covenant Relief Period Expiration Date, the Parent will not, and will not permit any Restricted Subsidiary to, (i) acquire any Oil and Gas Property (including by signing a new lease or concession agreement, by contract or otherwise) or Equity Interests in any Person (other than any Restricted Subsidiary or Unrestricted Subsidiary in existence on Fourteenth Amendment Effective Date) or (ii) merge into or with or consolidate with any other Person (other than any Restricted Subsidiary), unless both before and immediately after giving effect to such acquisition, merger or consolidation, (x) on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (y) the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%).

Section 9.18 Marketing Activities. The Parent will not, and will not permit any other Credit Party to, enter into any contracts for the purchase and sale of crude oil or any other Hydrocarbons other than Offtake Agreements.

Section 9.19 Sanctions. Neither the Parent nor any Subsidiary shall, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) (i) to knowingly fund any activities of or business with any Person, or (ii) for any purpose in any Designated Jurisdiction that, in each case, at the time of such funding, is the subject of Sanctions, or (b) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank, or otherwise) of Sanctions, Anti- Corruption Laws or Anti-Money Laundering Laws.

Section 9.20 Anti-Corruption Laws. Neither the Parent nor any Subsidiary shall fail to conduct its businesses in compliance with applicable Anti-Corruption Laws or Anti-Money Laundering Laws in all material respects.

ARTICLE X
Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall have been incorrect when made or deemed made).

(d)any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(j), Section 8.02, Section 8.03, Section 8.14, Section 8.16 or in Article IX.

(e)any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) any Credit Party becomes aware of such failure or (ii) notice thereof from the Administrative Agent to the Borrower (which notice may be given at the request of any Lender).

(f)any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g)any event or condition occurs that results in any Material Indebtedness of any Credit Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but in any event after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Material Indebtedness was created) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Credit Party to make an offer in respect thereof; provided that this clause (g) shall not apply to any conversion or exchange trigger that results in conversion or exchange of any convertible or exchangeable debt securities into equity, as applicable.

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or

(n)any Credit Party defaults on any of its obligations under one or more Concession Agreements relating to Oil and Gas Properties having a Fair Market Value greater than the greater of (x) $10,000,000 and (y) 5% of the then-effective Borrowing Base, where the effect of such default is to entitle a ANH or Ecopetrol, either immediately or with the giving of notice, but in any event after the expiration of any applicable grace period provided in the applicable Concession Agreement, to early terminate (declaración de caducidad) such Concession Agreement(s), or to take any other course of action with respect thereto.

(o)any Credit Party defaults on any of its obligations under an Offtake Agreement where the effect of such default is to entitle the Eligible Buyer under such Offtake Agreement, either immediately or with the giving of notice, but in any event after the expiration of any applicable grace period provided in the applicable Offtake Agreement, to terminate such Offtake Agreement, or to take any other course of action with respect thereto.

(p)a Change in Control shall occur.

(q)any event or circumstance occurs which requires any Credit Party to make any payment under any Permitted Advance Payment Agreement prior to the original due date thereof, whether by acceleration or otherwise (but excluding, for clarity, any payments required to be made on a monthly basis due to under delivery of crude oil pursuant to the terms of any Permitted Advance Payment Agreement).

Section 10.02 Remedies.

(a)In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Majority Revolving Credit Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Notes, the Colombian Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder and under the Notes, the Colombian Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Credit Party; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Revolving Credit Commitments shall automatically terminate and the Notes, the Colombian Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Credit Parties accrued hereunder and under the Notes, the Colombian Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(j)), shall automatically become
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due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

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(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and
C.to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or

(ii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

a.In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 12.23 ~~Acknowledgement~~ Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding
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